Exhibit 99.1



FOR:              AMREP Corporation
                  300 Alexander Park, Suite 204
                  Princeton, NJ  08540

CONTACT:          Peter M. Pizza
                  Vice President and
                  Chief Financial Officer
                  (609) 716-8210

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

               AMREP REPORTS THIRD QUARTER AND NINE MONTH RESULTS

Princeton, New Jersey, March 10, 2008 - AMREP Corporation (NYSE:AXR) today reported net income of $3,446,000, or $0.57 per share, for its fiscal 2008 third quarter ended January 31, 2008, compared to net income of $6,930,000, or $1.04 per share, for its fiscal 2007 third quarter ended January 31, 2007. For the first nine months of 2008, net income was $13,176,000, or $2.08 per share, compared to net income of $38,796,000, or $5.84 per share, for the same period of 2007. Results for the first nine months of 2008 included a loss on discontinued operations of $57,000, or $0.01 per share, that reflected costs incurred in connection with the settlement of all litigation related to the Company's El Dorado, New Mexico water utility subsidiary that were in addition to costs estimated and accrued for this matter in the fourth quarter of 2007, while the results for the same period in 2007 were entirely from continuing operations. Revenues were $43,435,000 and $136,885,000 for the third quarter and first nine months of 2008 compared to $42,189,000 and $156,513,000 for the same periods last year.

Revenues from land sales at AMREP Southwest were $6,302,000 and $27,613,000 for the three and nine-month periods ended January 31, 2008 compared to $16,563,000 and $80,760,000 for the same periods of the prior year. These decreases reflected substantially lower land sales in the Company's principal market of Rio Rancho, New Mexico, due to the slowdown of the real estate market in the greater Albuquerque-metro and Rio Rancho areas that began in earlier periods. Third quarter land sales revenues and gross profits in fiscal 2008 were primarily from the sale of two commercial properties, while in fiscal 2007 they were from sales of developed lots to homebuilders and commercial developers as well as from sales of undeveloped land. As previously reported, the number of permits for new home construction in both markets was down significantly for calendar 2007 compared to 2006, with Rio Rancho showing a decrease of nearly 50%. The Company believes that this decline was consistent with the well-publicized problems of the national home building industry, including fewer sales of both new and existing homes, the increasing number of mortgage delinquencies and foreclosures and a tightening of mortgage availability. As a result of these factors, builders have slowed the pace of building on land previously purchased from the Company in Rio Rancho and, in some cases, have delayed or cancelled the purchase of additional land. These factors are also believed to have contributed to a decline in sales of undeveloped land to both builders and investors.

In Rio Rancho, the Company sells both developed and undeveloped lots to national, regional and local homebuilders, commercial and industrial property developers and others. The Company sold 25 acres of developed land and 24 acres of undeveloped land at average selling prices of $229,000 and $24,000 per acre in the third quarter of 2008 compared to sales of 39 acres of developed land and 69 acres of undeveloped land at average selling prices of $324,000 and $57,000 per acre in the same period in 2007. In the nine months ended January 31, 2008, the Company sold 69 acres of developed land and 326 acres of undeveloped land at average selling prices of $263,000 and $29,000 per acre compared to sales of 164 acres of developed land and 642 acres of undeveloped land at average selling prices of $286,000 and $53,000 per acre in the comparable period of the prior fiscal year. See Schedule 2 for additional information.

The average selling price per acre of developed land in the three and nine-month periods ended January 31, 2008 was lower compared to the same periods in 2007 due to a change in the mix and the stage of development of specific projects from which the land was sold. The Company offers developed and undeveloped land in Rio Rancho from a number of different projects, and selling prices may vary from project to project and within projects depending on location, the stage of development and other factors. The decrease in the average selling price of undeveloped land in the third quarter and first nine months of 2008 was primarily attributable to a higher proportion of undeveloped investment land sold in the current year from locations in Rio Rancho that are further removed from developed areas and thus generally have lower average selling prices. The average gross profit percentage on land sales increased from 59% for the third quarter of 2007 to 63% for the third quarter of 2008. This increase was attributable to the previously noted commercial land sales during the quarter, which generally have a greater profit percentage than do sales of developed residential lots. The average gross profit percentage for the first nine months of 2007 was 68% compared to 65% for the same period of 2008. The decreased gross profit percentage for the first nine months of fiscal 2008 was principally attributable to a change in the mix of sales between commercial, developed and undeveloped lots sold in each period, with 2007 sales including a higher percentage of revenues from sales of commercial and undeveloped lots which generally have higher gross profit percentages. Revenues and related gross profits from land sales can vary significantly from period to period as a result of many factors, including the nature and timing of specific transactions, and prior results are not necessarily a good indication of what may occur in future periods.

Revenues from the Company's  Kable Media  Services  operations,  including  both
Fulfillment Services and Newsstand Distribution Services, increased from $24,116,000 and $67,855,000 for the third quarter and first nine months of 2007 to $36,458,000 and $104,317,000 for the same periods in 2008. These increases were attributable to the January 2007 acquisition of Palm Coast Data Holdco, Inc. by Kable. Revenues from Fulfillment Services operations, including the revenues of Palm Coast, were $33,524,000 and $94,542,000 for the third quarter and first nine months of 2008 compared to $20,604,000 and $57,141,000 in the same periods of the prior year. The increase in Fulfillment Services revenues resulting from the Palm Coast acquisition ($13,814,000 and $41,140,000 in the third quarter and first nine months), which was included in the consolidated financial statements for a 15 day period after its acquisition in the third quarter of 2007, was partly offset by decreases in revenues from other parts of Kable's Fulfillment Services business that resulted from competitive market pressures and customer losses that occurred in earlier periods. Revenues from Kable's Newsstand Distribution Services operations decreased from $3,512,000 and $10,714,000 for the third quarter and first nine months of 2007 to $2,934,000 and $9,775,000 for the same periods in 2008. The decrease in Newsstand Distribution Services revenues was due to reduced billings and lower commission rates as well as the inclusion of certain revenues in the prior year that did not reoccur in 2008.

The Company has announced a project to integrate certain aspects of the Kable and Palm Coast fulfillment operations in order to improve operating efficiencies and customer service and also to reduce costs. The Company has recorded charges to operations directly related to the integration project of $136,000 and $707,000 for the three and nine-month periods ending January 31, 2008. This project has resulted in one significant workforce reduction that occurred in the first quarter of 2008 together with a second quarter announced plan to redistribute the fulfillment services work performed at the Marion, Ohio facility and the scheduled closing of the Ohio facility. Approximately $700,000 in severance-related costs are projected to be paid in connection with the Ohio closure, which will be recorded as positions are eliminated during the transitional period ending September 2008. Following the completion of this program, the Company anticipates realizing annual operating cost savings of approximately $4,700,000 from the two combined workforce reductions.

On December 5, 2007 a warehouse of approximately 38,000 square feet leased by the Company in Oregon, Illinois was totally destroyed by an accidental fire. The warehouse was used principally to store back issues of magazines published by certain customers for whom the Company fills back-issue orders as part of its services to these customers. The Company is reviewing its insurance coverage, including coverage for materials of certain publishers for whom it was required to provide insurance and its business interruption coverage, and evaluating the impact of this event on its operations. At this point, the Company is unable to reach any definitive conclusions as to these matters or to determine the ultimate effect on its financial position, results of operations and cash flows. The Company is in the process of compiling data to submit to its insurer and has received no insurance proceeds. The Company has recorded charges to operations of $251,000 related to fire recovery costs for the three and nine-month periods ended January 31, 2008, principally related to legal and other costs that are not covered by insurance.

AMREP Corporation's AMREP Southwest Inc. subsidiary is a major landholder and leading developer of real estate in New Mexico, and its Kable Media Services, Inc. subsidiary distributes magazines to wholesalers and provides subscription fulfillment and related services to publishers and others.

The statements in this news release regarding the project to integrate certain aspects of operations of the fulfillment services business and the estimated cost savings that result are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the control of AMREP and that could cause actual results to differ materially from such statements, including, without limitation, the Company's ability to efficiently integrate the components of its fulfillment services business, the effect on the Company and its customers of increased paper costs and postal rates, the Company's ability to migrate customers to an internal data processing system and competitive pressure. Further information about these and other relevant risks and uncertainties may be found in the Company's Form 10-K and its other filings with the Securities and Exchange Commission, all of which are available from the Securities and Exchange Commission as well as from other sources. Recipients of this news release are cautioned to consider these risks and uncertainties and to not place undue reliance on the forward-looking statements contained herein. AMREP disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                             (Two Schedules Follow)

Schedule 1

                                AMREP Corporation
                                and Subsidiaries
                              Financial Highlights

                                   (Unaudited)

                                             Three Months Ended January 31,
                                             ------------------------------
                                               2008                   2007
                                               ----                   ----
Revenues                                  $  43,435,000           $ 42,189,000

Net income:
 Continuing operations                    $   3,446,000           $  6,930,000
 Discontinued operations                            -                      -
                                          --------------         --------------
                                          $   3,446,000           $  6,930,000

Earnings per share - Basic and
Diluted:
 Continuing operations                    $        0.57           $       1.04
 Discontinued operations                             -                      -
                                          --------------         --------------
                                          $        0.57           $       1.04
                                          --------------         --------------

Weighted average number of common
 shares outstanding                           6,014,000              6,653,000
                                          --------------         --------------


                                              Nine Months Ended January 31,
                                             ------------------------------
                                               2008                   2007
                                               ----                   ----
Revenues                                  $ 136,885,000           $ 156,513,000

Net income:
 Continuing operations                    $  13,233,000           $  38,796,000
 Discontinued operations                        (57,000)                    -
                                          --------------         --------------
                                          $  13,176,000           $  38,796,000

Earnings per share - Basic and
Diluted:
 Continuing operations                    $        2.09           $        5.84
 Discontinued operations                          (0.01)                    -
                                          --------------         --------------
                                          $        2.08           $        5.84
                                          --------------         --------------

Weighted average number of common
shares outstanding                            6,332,000               6,648,000
                                          --------------         --------------

Schedule 2

The Company's land sales in Rio Rancho, New Mexico have been as follows (dollar amounts in thousands):

                                               2008                                          2007
                              ---------------------------------------      ------------------------------------------
                               Acres                       Revenues         Acres                          Revenues
                               Sold         Revenues       per Acre         Sold          Revenues         per Acre
                              ---------    -----------    -----------      --------      ------------    ------------
Three months ended
January 31:
 Developed
   Residential                    -         $      -       $      -           27          $   8,706       $     322
   Commercial                    25            5,731            229           12              3,930             328
                              ---------    -----------    -----------      --------      ------------    ------------
 Total Developed                 25            5,731            229           39             12,636             324
 Undeveloped                     24              571             24           69              3,927              57
                              ---------    -----------    -----------      --------      ------------    ------------
      Total                      49         $  6,302       $    129          108          $  16,563       $     153
                              ---------    -----------    -----------      --------      ------------    ------------

Nine months ended
January 31:
 Developed
   Residential                   30         $  9,468       $    316          108          $  31,163       $     289
   Commercial                    39            8,651            222           56             15,727             281
                              ---------    -----------    -----------      --------      ------------    ------------
 Total Developed                 69           18,119            263          164             46,890             286
 Undeveloped                    326            9,494             29          642             33,870              53
                              ---------    -----------    -----------      --------      ------------    ------------
      Total                     395         $ 27,613       $     70          806          $  80,760       $     100
                              ---------    -----------    -----------      --------      ------------    ------------


The Company offers developed and undeveloped land in Rio Rancho from a number of different projects and selling prices may vary from project to project and within projects depending on location, the stage of development and other factors.